EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                            STATE OF           NAMES UNDER WHICH

NAME                                    INCORPORATION          THEY DO BUSINESS

Whitney & Whitney, Inc.                   Nevada                     Same

Itronics Metallurgical, Inc               Nevada                     Same

Itronics California, Inc.                 California                 Same

Nevada Hydrometallurgical Project

(A Partnership)                           Nevada                     Same

American Hydromet

(A Joint Venture)                         Nevada                     Same

79